UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2018

DIAMONDBACK ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 West Texas Suite 1200 Midland, Texas		79701
(Address of principal executive offices)		(Zip code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 27, 2018, Diamondback Energy, Inc. (the “Company”) held a Special Meeting of the Company’s stockholders (the “Special Meeting”) at 1200 N Walker Ave, Oklahoma City, Oklahoma. At the Special Meeting, the Company’s stockholders voted on and approved a proposal (the “Proposal”) for the issuance of shares of the Company’s common stock in connection with the merger (the “Merger”) between Sidewinder Merger Sub Inc. (the “Merger Sub”), a wholly owned subsidiary of the Company, and Energen Corporation (“Energen”), as contemplated by the Agreement and Plan of Merger, dated August 14, 2018, by and among the Company, the Merger Sub and Energen. Prior to the Special Meeting, the Company delivered a joint proxy statement/prospectus (the “Proxy Statement”) to its stockholders describing the Special Meeting, the Proposal, the Merger and related information. The Proxy Statement was filed with the Securities and Exchange Commission on October 25, 2018.

As disclosed in the Proxy Statement, as of the close of business on October 19, 2018, the record date for the Special Neeting, there were 98,673,931 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting, and no shares of preferred stock were outstanding. At the Special Meeting, 89,291,725 shares of the Company’s common stock were represented in person or by proxy, which constituted a quorum to conduct business at the Special Meeting. The following are the final voting results on the Proposal, which is more fully described in the Proxy Statement.

For	Against	Abstain	Non-Votes
89,180,492	44,181	67,052	9,382,206

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date: November 30, 2018

	By:	/s/ Teresa L. Dick
	Name:	Teresa L. Dick
	Title:	Executive Vice President and Chief Financial Officer